UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2017

Patriot National, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36804	46-4151376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida

(Address of Principal Executive Offices)

(954) 670-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2017, the New York Stock Exchange (the “NYSE”) notified Patriot National, Inc. (the “Company”) that it was commencing proceedings to delist the Company’s common stock because the Company is no longer suitable for listing pursuant to Section 802.01D of the NYSE continued listing standards. The Company’s common stock was suspended from trading on November 28, 2017. The NYSE reached this decision in view of the Company’s November 28, 2017 announcement that it entered into a restructuring support agreement which contemplates that the Company will file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. In reaching its delisting determination, the staff of the NYSE noted the uncertainty as to the timing and outcome of the bankruptcy process, as well as the uncertainty as to the ultimate effect of this process on the value of the Company’s common stock.

Under the NYSE delisting procedures, the Company has a right to a review of this determination by a Committee of the Board of Directors of the NYSE, provided a written request for such review is filed with the Assistant Corporate Secretary of the NYSE within ten business days after receiving the notice of delisting. As of the filing of this Current Report on Form 8-K, the Company does not plan to appeal the NYSE’s determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL, INC.
By:	/s/ Gex F. Richardson
Name:	Gex F. Richardson
Title:	General Counsel and EVP of Administration

Date: December 1, 2017